Exhibit 23.1

KPMG LLP

205 5th Avenue SW
Suite 3100

Calgary AB T2P 4B9
Tel (403) 691-8000

Fax (403) 691-8008

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors of Sundial Growers Inc.

We consent to the use of our report dated March 17, 2021, on the consolidated financial statements of Sundial Growers Inc. (and subsidiaries), which comprise the consolidated statements of financial position as of December 31, 2020 and December 31, 2019, the related consolidated statements of loss and comprehensive loss, changes in shareholder’s equity and cash flows for the years ended December 31, 2020 and 2019 and the ten month period ended December 31, 2018, and the related notes, which is incorporated by reference in the registration statement on Form S-8 dated January 19, 2022 of Sundial Growers Inc.

/s/ KPMG LLP

Chartered Professional Accountants

January 19, 2022
Calgary, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. KPMG Canada provides services to KPMG LLP.